Exhibit 24.1

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”), as of February 14, 2012, hereby constitutes and appoints William J. Flynn, John W. Dietrich, Adam R. Kokas and Spencer Schwartz, and each of them, his/her true and lawful attorney-in-fact and agent, with full power substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report on Form 10-K shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or re-substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the date first above written.

/s/ Eugene I Davis	/s/ Timothy J. Bernlohr
Eugene I. Davis, Chairman of the Board	Timothy J. Bernlohr, as Director

/s/ William J. Flynn	/s/ James S. Gilmore, III
William J. Flynn, President, Chief Executive Officer and Director (Principal Executive Officer)	James S. Gilmore III, as Director

/s/ Spencer Schwartz	/s/ Carol B. Hallett
Spencer Schwartz, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Carol B. Hallett, as Director

/s/ Keith H. Mayer	/s/ Frederick McCorkle
Keith H. Mayer, Vice President and	Frederick McCorkle, as Director
Corporate Controller (Principal Accounting Officer)

/s/ Robert F. Agnew
Robert F. Agnew, Director